UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2012

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arthur C. Martinez will retire from the Board of Directors (the “Board”) of PepsiCo, Inc. (“PepsiCo” or the “Company”), effective at the conclusion of the Company’s Annual Meeting of Shareholders on May 2, 2012, pursuant to PepsiCo’s policy that directors retire at the expiration of their term following their 72nd birthday.

Effective March 9, 2012, the Board appointed John C. Compton, 50, to the role of President, PepsiCo reporting to Chairman and Chief Executive Officer Indra K. Nooyi. Mr. Compton assumes responsibility for all of PepsiCo’s existing global category groups (Global Beverages, Global Snacks and Global Nutrition), Global Operations (IT, Global Procurement, Supply Chain and Productivity), Global Marketing Services and Corporate Strategy. Mr. Compton, who was Chief Executive Officer of PepsiCo Americas Foods from November 2007 until his appointment to the role of President, began his career at PepsiCo in 1983 as a Frito-Lay Production Supervisor in the Pulaski, Tennessee manufacturing plant. He has spent 28 years at PepsiCo in various Sales, Marketing, Operations and General Management assignments. From March 2005 until September 2006, he was President and Chief Executive Officer of Quaker, Tropicana, Gatorade, and from September 2006 until November 2007, he was Chief Executive Officer of PepsiCo North America. Mr. Compton served as Vice Chairman and President of the North American Salty Snacks Division of Frito-Lay from March 2003 until March 2005. Prior to that, he served as Chief Marketing Officer of Frito-Lay’s North American Salty Snacks Division from August 2001 until March 2003.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2012, the Board approved amendments to the By-Laws of PepsiCo, effective March 8, 2012. Section 2.5 of the By-Laws was amended to reflect that notices of meetings can be delivered by any means permitted under the North Carolina Business Corporation Act; Section 2.6 was amended to reflect that there shall be two inspectors of election; Section 2.8 was amended to reflect that lists of shareholders may be examined at PepsiCo’s principal office; and Section 3.1 was amended to provide that the Board shall be comprised of such number of directors as may be fixed or changed from time to time by resolution of the Board.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by PepsiCo on March 12, 2012 announcing a new global structure and leadership to drive growth.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.2	By-Laws of PepsiCo, Inc., as amended, effective as of March 8, 2012.

99.1	Press release issued by PepsiCo, Inc. on March 12, 2012 announcing a new global structure and leadership to drive growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: March 12, 2012	By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Executive Vice President, PepsiCo General Counsel, Public Policy & Government Affairs, and Corporate Secretary

INDEX TO EXHIBITS

3.2	By-Laws of PepsiCo, Inc., as amended, effective as of March 8, 2012.

99.1	Press release issued by PepsiCo, Inc. on March 12, 2012 announcing a new global structure and leadership to drive growth.